UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2010
MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32404 (Commission File Number)	06-1529524 (IRS Employer Identification No.)
160 Raritan Center Parkway
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In connection with the appointment, effective August 20, 2010, of Michael Vesey to the position of Interim Chief Financial Officer, as previously reported on a Current Report on Form 8-K filed with the Commission on July 30, 2010, the Company has entered into an arrangement with Mr. Vesey pursuant to which Mr. Vesey will retain his current base salary of $200,000 per calendar year (the “Base Salary”). In addition, he will be eligible to (i) receive an annual cash bonus in an amount up to 35% of the Base Salary based on the achievement of the objectives set forth as part of the Company’s incentive bonus plan for executives as described in a Current Report on Form 8-K filed with the Commission on April 16, 2010, and (ii) participate in any incentive compensation program(s) (including any long-term incentive programs) provided by the Company. It is expected that such incentive programs will include compensation in the form of equity awards. Mr. Vesey will, in the event of a termination by the Company of his position without cause, receive severance payments in the form of continued salary for six (6) months after such termination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: August 25, 2010	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer